Exhibit 32

CERTIFICATION OF LONG NGUYEN PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Redfield Ventures, Inc (the “Company”) on Form 10-KA for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on or about the date hereof (“Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 Date: February 9, 2015

/s/ Mauricio Gonzalez
Mauricio Gonzalez
Chief Executive Officer and
Principal Accounting Officer